May 11, 2001


Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549
Attn: SECPS Letter File/ Mail Stop 9-5


Re:      Electronic Business Services, Inc.
         Commission file number: 000-25213


Gentlemen:

Please be informed that on May 11, 2001, the client-auditor relationship between our firm and Electronic Business Services, Inc. has ended.


Very truly yours,


Radin Glass & Co, LLP
Certified Public Accountants


via fax

cc:  Electronic Business Services, Inc.